Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO RESETS RESULTS CALL;
CONTINUES WEIGHING OPTIONS

CRANFORD, NJ, March 11, 2015 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler, has delayed its earnings conference call for the year and quarter ended December 31, 2014, originally scheduled for March 13, to a date to be determined.

The Company and its auditors are finalizing Metalico’s 2014 review. Metalico intends to announce a new date for the call in the near future but in any event before it files its Annual Report on Form 10-K with the Securities and Exchange Commission. Metalico will also release its results for 2014 and the fourth quarter on the morning of its earnings call.

The Company’s Board of Directors continues to work with its investment banker and counsel to evaluate strategies for Metalico’s future, including additional asset sales, capital raises, or a possible sale of the Company.

Metalico, Inc. is a holding company with operations in ferrous and non-ferrous scrap metal recycling. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, and Mississippi. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com
186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
Fax: (908) 497-1097
www.metalico.com

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